Exhibit 10.1

[EXECUTION COPY]

FOURTH AMENDMENT
TO
REVOLVING CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Agreement”), is made and entered into as of November 12, 2009 (the “Effective Date”), by and among James River Coal Company, a corporation organized under the laws of Virginia (“JRCC”), and certain of JRCC’s Subsidiaries identified on the signature pages hereof, as borrowers (such Subsidiaries, together with JRCC, are referred to hereinafter each individually as a “Borrower”, and collectively, jointly and severally, as the “Borrowers”), and the other credit parties hereto, identified on the signature pages hereof as Guarantors (together, the Borrowers and Guarantors, the “Credit Parties”), the Lenders (as hereinafter defined) party hereto, General Electric Capital Corporation (“GECC”), a corporation formed under the laws of Delaware, as co-lead arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), with Morgan Stanley Senior Funding, Inc., having acted as co-lead arranger for the Lenders with GECC.

W I T N E S S E T H:

WHEREAS, the Borrowers, the other Credit Parties signatory thereto, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”), the L/C Issuers from time to time party thereto, and the Administrative Agent are parties to that certain Revolving Credit Agreement, dated as of February 26, 2007 (as amended, restated, supplemented and revised from time to time, the “Credit Agreement”), pursuant to which the Lenders and the L/C Issuers have committed to make certain loans and other extensions of credit to the Borrowers upon the terms and conditions set forth therein; and

WHEREAS, the Borrowers have requested that the undersigned Lenders and the Administrative Agent agree to amend certain of the terms and provisions of the Credit Agreement, as specifically set forth in this Agreement; and

WHEREAS, the undersigned Lenders and the Administrative Agent are prepared to amend the Credit Agreement on the terms, subject to the conditions and in reliance on the representations set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.           Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

2.           Amendments to the Credit Agreement.

  (a)              Section 1.01 of the Credit Agreement, Definitions, is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Convertible Note Debt” means unsecured Indebtedness under the Senior Convertible Notes.

“Convertible Note Debt Documents” means the Senior Convertible Notes Indenture and all other agreements, instruments and documents executed in connection with the Senior Convertible Notes.

“Fourth Amendment” means the Fourth Amendment to Revolving Credit Agreement, dated as of November 12, 2009, by and among the Borrowers, the other Credit Parties party thereto, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Rolling Letters of Credit” means, at any time after the termination of the “Commitments” (including, without limitation, the “Term Letter of Credit Commitment”) under and as defined in the Term Credit Agreement, (a) letters of credit issued by The Bank of New York Mellon or such other letter of credit issuer reasonably acceptable to the Administrative Agent for the account of any Borrower or any of their Subsidiaries, which letters of credit are issued as replacement or substitution letters of credit for any existing Term Letter of Credit, (b) any existing Term Letter of Credit that is continued by The Bank of New York Mellon or any other issuer thereof after the termination of the “Commitments” (including, without limitation, the “Term Letter of Credit Commitment”) under and as defined in the Term Credit Agreement, in each case, pursuant to arrangements (including, without limitation, cash collateral arrangements) reasonably satisfactory to the Administrative Agent, or (c) any existing Term Letter of Credit that is continued under  and in accordance with the Term Credit Agreement after the termination of the “Commitments” (including, without limitation, the “Term Letter of Credit Commitment”) under and as defined in the Term Credit Agreement, pursuant to arrangements (including, without limitation, cash collateral arrangements) reasonably satisfactory to the Administrative Agent.

“Senior Convertible Notes” means, collectively, the senior convertible notes issued by JRCC on the terms set forth in the Senior Convertible Notes Offering Memorandum.

“Senior Convertible Notes Indenture” means the indenture pursuant to which the Senior Convertible Notes are issued and having substantially the same terms as the terms of the indenture described in the Senior Convertible Notes Offering Memorandum.

“Senior Convertible Notes Offering Memorandum” means the preliminary offering memorandum for the Senior Convertible Notes which is attached as Exhibit A to the Fourth Amendment, as the same may be updated to reflect pricing terms attached hereto as Exhibit B to the Fourth Amendment.

“Term Letters of Credit” means each of the letters of credit which was, on its original date of issuance, issued for the account of any Borrower or any of their Subsidiaries under the Term Credit Agreement prior to the termination of the “Commitments” (including, without limitation, the “Term Letter of Credit Commitment”) under and as defined in the Term Credit Agreement.

  (b)             The definition of the term “Equity Interests” contained in Section 1.01 of the Credit Agreement, Definitions, is hereby amended by inserting the following new sentence immediately following the last sentence of such definition:

“Notwithstanding the foregoing to the contrary, the Senior Convertible Notes, prior to the conversion thereof, shall not constitute Equity Interests in JRCC for purposes of this Agreement (it being understood that upon the conversion in whole or in part of any such Senior Convertible Notes into capital stock of JRCC or warrants, options or any other rights for the purchase or other acquisition from JRCC of shares of capital stock of JRCC, such shares of capital stock, warrants, options or such other rights issued in connection with such conversion shall constitute Equity Interests in JRCC).”

  (c)             The definition of the term “Letter of Credit” contained in Section 1.01 of the Credit Agreement, Definitions, is hereby amended by deleting the provisos at the end of such definition and inserting the following new provisos:

“; provided, however, the term shall not include any Term Letters of Credit issued pursuant to the Term Credit Agreement or any Rolling Letters of Credit and provided, further, that the aggregate face amount of all Letters of Credit shall not exceed the L/C Sublimit.”

(d)           The definition of the term “Permitted Encumbrances” contained in Section 1.01 of the Credit Agreement, Definitions, is hereby amended by:

(i)             deleting the word “and” appearing at the end of clause (h) of such definition;

(ii)            deleting the period (“.”) at the end of clause (i) of such definition and inserting in lieu thereof the text “; and”; and

(iii)           inserting the following new clause (j) immediately following existing clause (i) of such definition (as amended hereby):

“(j)           Liens in favor of (x) the issuer of any Rolling Letter of Credit or (y) the Term Loan Agent or the collateral agent under the Term Credit Agreement, in respect of Rolling Letters of Credit described in clause (c) of the definition thereof, on cash collateral (which may consist of cash or Cash Equivalents) provided by the Borrowers or any Subsidiary of any Borrower to secure the reimbursement and other obligations of such Person in respect of such Rolling Letter of Credit; provided that the aggregate amount of cash collateral so provided shall in no event exceed 105% of aggregate amount available to be drawn under such Rolling Letter of Credit.”

(e)           The definition of the term “Permitted Indebtedness” contained in Section 1.01 of the Credit Agreement, Definitions, is hereby amended by:

(i)             deleting the word “and” appearing at the end of clause (j) of such definition;

(ii)            restating clause (k) of such definition as follows:

“(k)           Convertible Note Debt in an aggregate principal amount not to exceed $175,000,000 at any time outstanding minus the aggregate amount of principal payments in respect thereof; provided that (i) the final maturity of such Indebtedness shall not occur prior to December 1, 2014, (ii) there shall be no scheduled amortization or mandatory prepayments in cash (including, without limitation, any full or partial mandatory prepayments in cash in connection with any conversion or other settlement of any Senior Convertible Notes) or mandatory repayments in cash (including, without limitation, any full or partial mandatory repayments in cash in connection with any conversion or other settlement of any Senior Convertible Notes) of such Indebtedness prior to December 1, 2014, except, in each case, the payment of cash in lieu of the issuance of any fractional shares upon the conversion of any Senior Convertible Note to the holder of such Senior Convertible Note, provided, that the aggregate amount of all such payments of cash in lieu of the issuance of any fractional shares shall not exceed $2,000,000 during the term of this Agreement, (iii) the Administrative Agent shall have received not less than five (5) Business Days prior written notice of the incurrence of such Indebtedness (including copies of the Senior Convertible Notes Indenture and such other Convertible Note Debt Documents that the Administrative Agent may reasonably request in “draft” form not less than three (3) Business Days prior to the incurrence thereof and final copies of the Senior Convertible Notes Indenture and such other Convertible Note Debt Documents so requested by the Administrative Agent upon the closing of such Convertible Note Debt), (iv) the net proceeds from the issuance of such Indebtedness is applied, in part, to the repayment in full of the outstanding Term Loan Obligations and to cash collateralize all “Term Letter of Credit Obligations” under and as defined in the Term Credit Agreement, such that each outstanding Term Letter of Credit shall be continued as a Rolling Letter of Credit, (v) all excess net proceeds from the issuance of such Indebtedness, after the repayment of the Term Loan Obligations and the provision of cash collateral for the Term Letters of Credit, in each case pursuant to clause (iv) above, shall be maintained in a Cash Management Account, (vi) both before and after giving effect to the Convertible Debt Documents, no Default or Event of Default shall exist and (vii) prior to or concurrently with the consummation of the transactions contemplated under the Convertible Note Debt Documents, the Administrative Agent shall have received (A) an officer’s certificate (in form and substance reasonably satisfactory to the Administrative Agent) from a Senior Officer of the Borrowers certifying that the conditions set forth in this clause (k) are satisfied and (B) evidence, reasonably satisfactory to the Administrative Agent that (x) the “Commitments” (including, without limitation, the “Term Letter of Credit Commitment”) under and as defined in the Term Credit Agreement has been, or concurrently with the consummation of the transactions contemplated under the Convertible Note Debt Documents is being, terminated and that all Liens under the Term Credit Agreement shall secure only those reimbursement, letter of credit fee or other obligations related solely to those Term Letters of Credit being continued as Rolling Letters of Credit pursuant to clauses (b) and (c) of the definition of Rolling Letters of Credit, (y) upon the termination of the “Commitments” (including, without limitation, the “Term Letter of Credit Commitment”) under and as defined in the Term Credit Agreement, each of the Term Letters of Credit are either being continued, replaced or cash collateralized as Rolling Letters of Credit in a manner reasonably satisfactory to the Administrative Agent and (z) all consents, licenses and approvals required in connection with the consummation by the Credit Parties of the transactions contemplated by the Convertible Debt Documents (including without limitation, any consent or approval required under the Term Credit Agreement) shall be in full force and effect;”

(iii)           Inserting the following new clauses (l) and (m) immediately following existing clause (k) (as amended hereby) of such definition:

“(l)           At any time after the repayment in full of the outstanding Term Loan Obligations and the termination of the Term Credit Agreement, Indebtedness of the Credit Parties in respect of Rolling Letters of Credit with a stated face amount not to exceed $60,000,000 at any time outstanding; and

(m)           any Permitted Refinancing of any of the foregoing.”

  (f)              The definition of the term “Senior Funded Indebtedness” contained in Section 1.01 of the Credit Agreement, Definitions, is hereby amended by amending and restating such definition in its entirety:

“Senior Funded Indebtedness” means the Loans (including any outstanding Letter of Credit hereunder) and the amount of the Term Loan Obligations (as that term is defined in the Term Credit Agreement in effect as of the date hereof), provided, however, that Senior Funded Indebtedness shall exclude (a) any outstanding Letter of Credit issued hereunder to the extent that such outstanding Letter of Credit is Cash Collateralized in a manner contemplated under and in accordance with the terms and conditions set forth in this Agreement, and (b) any outstanding Term Letter of Credit (as that term is defined in the Term Credit Agreement in effect as of the date hereof) or any Rolling Letter of Credit to the extent that such outstanding Term Letter of Credit or Rolling Letter of Credit, as applicable, is cash collateralized in a manner contemplated under and in accordance with the terms and conditions set forth in the Term Credit Agreement or, in the case of Rolling Letters of Credit, this Agreement.

 (g)              Article VIII of the Credit Agreement, Affirmative Covenants, is hereby amended by inserting the following new Section 8.24, Convertible Note Debt Documents, following existing Section 8.23, Pledged Security Interests:

“SECTION 8.24       Convertible Note Debt Documents.  Promptly upon the consummation of the transactions relating to the Convertible Note Debt, and in any event within three (3) Business Days thereafter, JRCC shall deliver to the Administrative Agent, copies certified by a Senior Officer of JRCC as complete and correct (with such certification to be in such Person’s capacity a Senior Officer of an Obligor and not in such Person’s individual capacity) of each of the Convertible Note Debt Documents, including, without limitation, any legal opinions of JRCC and counsel for JRCC delivered in connection therewith and upon which the Administrative Agent may rely.”

(h)           Section 9.02 of the Credit Agreement, Indebtedness; Voluntary Prepayments, is hereby amended by restating the second sentence contained in such Section 9.02 in its entirety as follows:

“The Credit Parties shall not (a) voluntarily prepay the principal of the Term Loan Obligations or reduce the Term Letter of Credit Commitment (as defined in the Term Credit Agreement as in effect on the date hereof) unless (i) such prepayment or reduction is made in connection with the repayment in full of the outstanding Term Loan Obligations solely with the net proceeds of the Convertible Note Debt or (ii) on a pro forma basis after giving effect to such prepayment the Credit Parties shall have Availability in excess of twenty million Dollars ($20,000,000), (b) voluntarily prepay the principal of the Senior Notes (except pursuant to a Permitted Refinancing), or (c) voluntarily prepay, repurchase, redeem, defease, or effect any settlement, in each case, in whole or in part, of the principal of, or make any payment in respect of any conversion of, the Convertible Note Debt, in each case, in cash (other than the payment of cash in lieu of the issuance of any fractional shares upon the conversion of any Senior Convertible Note to the holder of such Senior Convertible Note, provided, that the aggregate amount of all such payments of cash in lieu of the issuance of any fractional shares shall not exceed $2,000,000 during the term of this Agreement), unless, in each case, immediately prior to the making of any such payment, the Administrative Agent shall have received a certificate of a Senior Officer of the Borrowers, in form and substance satisfactory to the Administrative Agent, certifying and attaching calculations and projections demonstrating that, on a pro forma basis after giving effect to such payment, the Credit Parties shall have Availability (calculated based on trade payables being paid currently in accordance with usual and customary standards for the coal mining industry, expenses and liabilities being paid in the ordinary course of business and without any deterioration of working capital and acceleration of sales) in excess of twenty million Dollars ($20,000,000) for the period of ninety (90) consecutive days after the making of such payment.”

  (i)               Section 9.05 of the Credit Agreement, Limitation on Issuance of Equity Interests, is hereby amended by (i) deleting the word “or” appearing at the end of clause (d) of such Section 9.05, (ii) deleting the period (“.”) at the end of clause (e) of such Section 9.05 and inserting in lieu thereof the following “, or (f) the issuance of (i) Securities consisting of Senior Convertible Notes pursuant to and in accordance with the Convertible Note Debt Documents and (ii) Equity Interests (other than any Disqualified Equity Interest) of JRCC to the Holder of any Senior Convertible Notes in connection with the conversion thereof in accordance with the terms of the Convertible Note Debt Documents.”

  (j)               Section 9.12 of the Credit Agreement, Modification of Indebtedness, Organizational Documents and Certain Other Agreements, is hereby amended by (i) deleting the word “or” appearing at the end of clause (c) of such Section 9.12, (ii) deleting the period (“.”) at the end of clause (d) of such Section 9.12 and inserting in lieu thereof the following “, or (e) the Convertible Note Debt Documents (including, without limitation, the Senior Convertible Notes), except any such amendments, modifications or changes pursuant to this clause (e) that either individually or in the aggregate would not be materially less favorable to the interests of the Administrative Agent, any Lender, or any Credit Party,.”.

  (k)               Section 9.15 of the Credit Agreement, Securities Accounts; Deposit Accounts, is hereby amended by deleting the period (“.”) at the end of the first sentence of such section and inserting in lieu thereof the following “, or (D) with respect to any Deposit Account, Securities Account or other account in which cash collateral for the Rolling Letters of Credit is maintained, provided, that the aggregate amount of cash or Cash Equivalents maintained in all such accounts at any time does not exceed 105% of the aggregate amount available to be drawn under all such Rolling Letters of Credit then outstanding.”

  (l)               Section 11.01 of the Credit Agreement, Events of Default, is hereby amended by inserting the following new paragraph (p) immediately following existing paragraph (o):

“(p)           Mandatory Repurchase of Senior Convertible Notes.  Any event shall occur or other condition shall exist under any Convertible Note Debt Document or otherwise, if the effect thereof (with or without the giving of notice or lapse of time or both) is to permit or require an acceleration, mandatory prepayment, redemption, defeasance or other required repurchase or other payment of principal on account of or in respect of all or any portion of the Convertible Note Debt, in each case, in cash (other than the payment of cash in lieu of the issuance of any fractional shares upon the conversion of any Senior Convertible Note to the holder of such Senior Convertible Note, provided, that the aggregate amount of all such payments of cash in lieu of the issuance of any fractional shares shall not exceed $2,000,000 during the term of this Agreement) or permit any holder of the Convertible Note Debt to accelerate the maturity of the Convertible Note Debt or require the prepayment, redemption, defeasance or other repurchase of all or any portion of the Convertible Note Debt, in each case, in cash (other than the payment of cash in lieu of the issuance of any fractional shares upon the conversion of any Senior Convertible Note to the holder of such Senior Convertible Note, provided, that the aggregate amount of all such payments of cash in lieu of the issuance of any fractional shares shall not exceed $2,000,000 during the term of this Agreement).”

  (m)             Clause (c)(iii) of Annex A of the Credit Agreement, Letters of Credit, is hereby amended by deleting the term “Term Letter of Credit Usage” in such clause and inserting “Letter of Credit Usage”.
  (n)             The first sentence of clause (c)(iv) of Annex A of the Credit Agreement, Letters of Credit, is hereby amended by deleting the term “Term Letters of Credit” and inserting “Letters of Credit”.

  (o)             Clause (d) of Annex A of the Credit Agreement, Letters of Credit, is hereby amended by deleting the reference to “Term Letter of Credit” in the last sentence of such Clause and inserting in lieu thereof “Letter of Credit”.

3.           Affirmation and Acknowledgment of the Borrowers.  The Borrowers hereby ratify and confirm all of their Obligations to the Lenders, including, without limitation, the Loans, and the Borrowers hereby affirm their absolute and unconditional promise to pay to the Lenders all indebtedness, obligations and liabilities in respect of the Loans, the Letters of Credit, and all other amounts due under the Credit Agreement and the other Loan Documents as amended hereby.  The Borrowers hereby confirm that the Obligations are and remain secured pursuant to the Loan Documents and pursuant to all other instruments and documents executed and delivered by the Borrowers as security for the Obligations.

4.           No Other Waivers, Amendments or Consents.

  Except for the amendments expressly set forth and referred to in Section 2 hereof, the Credit Agreement shall remain unchanged and in full force and effect.  Nothing in this Agreement is intended or shall be construed to be a novation of any Obligations or any part of the Credit Agreement or any of the other Loan Documents or to affect, modify or impair the continuity or perfection of the Administrative Agent’s Liens under the Credit Agreement and Loan Documents.

5.           Representations, Warranties and Covenants.  To induce the undersigned Lenders to enter into this Agreement, the Credit Parties hereby warrant, represent and covenant to and with to the Lenders and the Administrative Agent that: (a) this Agreement has been duly authorized, executed and delivered by the Credit Parties; (b) this Agreement and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Credit Parties, enforceable in accordance with their respective terms; (c) after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing as of this date; (d) no approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Credit Parties of this Agreement or the Credit Agreement as amended hereby; and (e) after giving effect to this Agreement, all of the representations and warranties made by the Credit Parties in the Credit Agreement are true and correct in all material respects on and as of the date of this Agreement (except to the extent that any such representations or warranties expressly referred to a specific prior date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement or the other Loan Documents).  Any breach by the Credit Parties of any of its representations, warranties and covenants contained in this Section 5 shall be an Event of Default under the Credit Agreement.

6.           Conditions to Effectiveness.  This Agreement shall not become effective unless and until the Administrative Agent has received (a) one or more counterparts of this Agreement, duly executed, completed and delivered by the Borrowers, the other Credit Parties and the Required Lenders and (b) one or more counterparts of the fee letter, dated as of the date hereof (the “Fourth Amendment Fee Letter”), duly executed, completed and delivered by the Borrowers and the Administrative Agent.

7.           Reimbursement of Expenses.  The Borrowers hereby agree to reimburse the Administrative Agent on demand for all reasonable fees and reasonable out-of-pocket costs and expenses (including without limitation the reasonable and actual fees and expenses of its counsel) incurred by the Administrative Agent in connection with the negotiation, documentation and consummation of this Agreement and the other documents executed in connection herewith and the transactions contemplated hereby.

8.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

9.           Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  To the extent permitted by applicable law, the Borrowers hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

10.         Counterparts.  This Agreement may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.  Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

11.         Entire Agreement.  The Credit Agreement as amended through this Agreement embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

12.         No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

13.         No Third Party Reliance.  This Agreement is solely for the benefit of the parties signatory hereto, their successors and permitted assigns.  No waiver, consent or amendment pursuant to this Agreement may be relied upon by any third parties.

14.         Release.  The Credit Parties hereby remise, release, acquit, satisfy and forever discharge the Lenders, the Administrative Agent, the Collateral Agent, and the L/C Issuer and their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders, the Administrative Agent, the Collateral Agent, or the L/C Issuer of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had or now has against the Lenders, the Administrative Agent, the Collateral Agent, and the L/C Issuer their respective agents, employees, officers, directors, attorneys and all persons acting or purporting to act on behalf of or at the direction of the Lenders or the Administrative Agent (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising from, in connection with or in relation to the Credit Agreement or any of the other Loan Documents (including this Agreement) through the date hereof.  Without limiting the generality of the foregoing, the Credit Parties waive and affirmatively agree not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of the Lenders, Administrative Agent or other Releasees on or prior to the date hereof.

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IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to Revolving Credit Agreement to be duly executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWERS: JAMES RIVER COAL COMPANY By: /s/ Peter T. Socha Name: Peter T. Socha Title: CEO

JAMES RIVER COAL SERVICE COMPANY By: /s/ Peter T. Socha Name: Peter T. Socha Title: CEO

LEECO, INC. By: /s/ Peter T. Socha Name: Peter T. Socha Title: CEO

TRIAD MINING, INC. By: /s/ Peter T. Socha Name: Peter T. Socha Title: CEO

TRIAD UNDERGROUND MINING, LLC By: /s/ Peter T. Socha Name: Peter T. Socha Title: Member

BLEDSOE COAL CORPORATION By: /s/ Peter T. Socha Name: Peter T. Socha Title: CEO

JOHNS CREEK ELKHORN COAL CORPORATION By: /s/ Peter T. Socha Name: Peter T. Socha Title: CEO

JAMES RIVER COAL SALES, INC. By: /s/ Peter T. Socha Name: Peter T. Socha Title: CEO

BLEDSOE COAL LEASING COMPANY By: /s/ Peter T. Socha Name: Peter T. Socha Title: CEO

BLUE DIAMOND COAL COMPANY By: /s/ Peter T. Socha Name: Peter T. Socha Title: CEO

MCCOY ELKHORN COAL CORPORATION By: /s/ Peter T. Socha Name: Peter T. Socha Title: CEO

GUARANTORS: BDCC HOLDING COMPANY, INC. By: /s/ Peter T. Socha Name: Peter T. Socha Title: CEO

EOLIA RESOURCES, INC. By: /s/ Peter T. Socha Name: Peter T. Socha Title: CEO

SHAMROCK COAL COMPANY, INCORPORATED By: /s/ Peter T. Socha Name: Peter T. Socha Title: CEO

JOHNS CREEK COAL COMPANY By: /s/ Peter T. Socha Name: Peter T. Socha Title: CEO

JOHNS CREEK PROCESSING COMPANY By: /s/ Peter T. Socha Name: Peter T. Socha Title: CEO

LENDER, ADMINISTRATIVE AGENT AND COLLATERAL AGENT: GENERAL ELECTRIC CAPITAL CORPORATION By: /s/ Daniel T. Eubanks Name: Daniel T. Eubanks Title: Duly Authorized Signatory